Exhibit (c)(4)

STRICTLY CONFIDENTIAL Source documents: Southwest Oil & Gas Income Fund X-A Partnership

2 These materials are intended for the benefit and use of the Transaction Committee (the “Committee”) of Southwest Royalties, Inc. (“SWR” or the “Managing General Partner”), a wholly-owned subsidiary of Clayton Williams Energy, Inc. (“CWEI”) and the general partner of certain limited partnerships (the “Limited Partnerships” and each, a “Limited Partnership”), in its consideration of a possible transaction proposed by the Managing General Partner discussed herein and may not be reproduced, disseminated, quoted or referred to, in whole or in part, or used for any other purpose, without the prior written consent of Energy Capital Solutions, LLC. (“ECS”). These materials are based solely on information contained in publicly available documents and certain other information provided by the Managing General Partner and CWEI. ECS has had discussions with certain members of the management of the Managing General Partner and members of the Committee and certain of their representatives and advisors regarding the business, operations, and financial condition of the Limited Partnership, the Transaction and related matters, but does not assume responsibility for the accuracy, completeness or reasonableness of information provided to ECS in such discussions or otherwise and has not attempted independently to investigate or verify such publicly available information, projections, or other information provided to ECS and included herein or otherwise used. In connection with our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. With respect to the oil and gas reserve estimates for the Limited Partnership set forth in the Reserve Reports that we have reviewed, the management of the Managing General Partner has advised us, and we have assumed, that such estimates were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Managing General Partner with respect to the oil and gas reserves of the Limited Partnership. With respect to the alternative oil and gas commodity pricing assumptions and risking factors that we have utilized for purposes of our analyses, we have been advised by the management of the Managing General Partner, and we have assumed, that such assumptions are a reasonable basis on which to evaluate the future financial performance of the Limited Partnership and are appropriate for such purposes. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, or cash flows of the Limited Partnership since the date of the most recent financial statements provided to us that would be material to our analyses or this opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. No opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied on the assessments by the Committee, the Managing General Partner and their respective advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Limited Partnership and the Merger. The attached analysis is as of 10/7/2011, based on merger consideration values provided by the Managing General Partner. Source documents:

Transaction Overview Partnership Overview Reference Value Analyses Summary Reference Value Analyses Net Asset Value Analysis Analysis of Selected Comparable Transactions Analysis of Selected Publicly Traded Companies Table of Contents 3

Transaction Overview

Energy Capital Solutions, LLC (“ECS”) is pleased to present to the Transaction Committee (the “Committee”) of the Board of Directors of Southwest Royalties, Inc. (“SWR” or the “Managing General Partner) the fairness evaluation regarding the proposed merger (the “Merger”) involving SWR and Southwest Oil & Gas Income Fund X-A Partnership (the “Limited Partnership”). The following summary outlines ECS’ understanding of the terms of the proposed merger: Transaction Overview: ECS understands that the Managing General Partner intends to enter into an Agreement and Plan of Merger (the “Agreement”) with the Limited Partnership pursuant to which among other things, the Limited Partnership will merge with SWR (the ‘‘Transaction’’), each outstanding unit (a ‘‘Unit’’) of interest in the Limited Partnership will be liquidated and SWR will promptly deliver to the holders of Units other than SWR and its affiliates (‘‘Unaffiliated Holders’’) $94.49 in cash per Unit (the “Consideration”). It is our opinion, subject to the qualifications described in our Opinion Letter, that, as of the date hereof, the Consideration to be received by the Unaffiliated Holders in the Transaction is fair from a financial point of view. Transaction Overview 5

In arriving at its opinion, ECS, among other things: Reviewed a draft, dated October 18, 2011, of the Agreement; Reviewed certain publicly available business and financial information relating to the Limited Partnership that ECS deemed to be relevant; Reviewed certain information relating to the historical and current operations, and financial condition of the Limited Partnership made available to ECS by the Managing General Partner, including certain oil and gas reserve reports prepared by the Managing General Partner (the ‘‘Reserve Reports’’) containing estimates with respect to the Limited Partnership’s oil and gas reserves, and as to proved reserves, audited by the Managing General Partner’s independent oil and gas reservoir engineers; Spoke with certain members of the management of the Managing General Partner and members of the Committee and certain of their representatives and advisors regarding the business, operations, financial condition of the Limited Partnership, the Transaction and related matters; Discussed the current operations of the Limited Partnership with the management and staff of the Managing General Partner; Compared the financial and operating performance of the Limited Partnership with that of other public companies that ECS deemed to be relevant; 6 Transaction Overview – Diligence

In arriving at its opinion, ECS, among other things: Considered the publicly available financial terms of certain transactions that ECS deemed to be relevant; and Conducted such other financial studies and analyses and performed such other investigations and considered such other factors as ECS has deemed necessary or appropriate. 7 Transaction Overview – Diligence (Cont’d)

In connection with our opinion: We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. With respect to the oil and gas reserve estimates for the Limited Partnership set forth in the Reserve Reports that we have reviewed, the management of the Managing General Partner has advised us, and we have assumed, that such estimates were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Managing General Partner with respect to the oil and gas reserves of the Limited Partnership. With respect to the alternative oil and gas commodity pricing cases and discount rates that we have utilized for purposes of our analyses, we have been advised by the management of the Managing General Partner that such assumptions are not an unreasonable basis on which to evaluate the future financial performance of the Limited Partnership and we have assumed that such assumptions are appropriate for such purposes. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, or cash flows of the Limited Partnership since the date of the most recent financial statements provided to us that would be material to our analyses or this opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. 8 Transaction Overview – Qualifications

In developing our opinion: We have relied upon and assumed, without independent verification, that: the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, each party to the Agreement will fully and timely perform all of the covenants and agreements required to be performed by such party, all conditions to the consummation of the Merger will be satisfied without waiver thereof, and the Merger will be consummated in a timely manner in accordance with the terms described in the Agreement and other related documents and instruments, without any amendments or modifications thereto that would be material to our analyses. We also have relied upon and assumed, without independent verification, that: the Merger will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Limited Partnership that would be material to our analyses or this opinion. 9 Transaction Overview – Qualifications (Cont’d)

In connection with our opinion: We have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any respect that would be material to our analyses from the draft of the Agreement identified above. We have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Limited Partnership or any other party, nor were we provided with any such appraisal or evaluation, other than the Reserve Reports. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Limited Partnership is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Limited Partnership is or may be a party or is or may be subject. We are not an expert in the evaluation of oil and gas reserves and we express no view as to the reserve quantities, or the development or production (including, without limitation, as to the feasibility or timing thereof), of any oil and gas properties of the Limited Partnership. 10 Transaction Overview – Qualifications (Cont’d)

In developing our opinion: We have not been requested to, and did not, initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Merger, the securities, assets, businesses or operations of the Limited Partnership or any other party, or any alternatives to the Merger, negotiate the terms of the Merger, or advise the Committee or any other party with respect to alternatives to the Merger. This opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. The estimated future net cash flows in the reserve reports and other estimates that we have reviewed relating to the future financial performance of the Limited Partnership reflect certain assumptions regarding the oil and gas industry which are subject to significant volatility and which, if different than assumed, could have a material impact on our analyses and opinion. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. 11 Transaction Overview – Qualifications (Cont’d)

Our opinion does not express an opinion as to or otherwise address: the underlying business decision of the Committee, the Managing General Partner, the Limited Partnership, their respective security holders or any other party to proceed with or effect the Merger, the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Consideration to the extent expressly specified in our opinion letter), the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Limited Partnership or the Managing General Partner, or to any other party, except as expressly set forth in our opinion letter, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Limited Partnership, the Managing General Partner or any other party or the effect of any other transaction in which the Limited Partnership, the Managing General Partner or any other party might engage, the fairness of any portion or aspect of the Merger to any one class or group of the Limited Partnership’s or any other party’s security holders vis-a-vis any other class or group of the Limited Partnership’s or such other party’s security holders (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders), whether or not the Limited Partnership, the Managing General Partner, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Merger, the solvency, creditworthiness or fair value of the Limited Partnership or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Consideration or otherwise. 12 Transaction Overview – Qualifications (Cont’d)

Partnership Overview

Source documents: There are 24 Limited Partnerships involved in the potential transaction and included in ECS’ analysis. Partnership Overview – Limited Partnerships 14 Reserve Revenue and Cost Partnership Report State of SEC Year Total LP LP Units Number Scenario Legal Name Formation Filer? Formed Units Offered 207 IFV Southwest Royalties Inc. Income Fund V Tennessee Yes (a) 1986 7,499.10 3,340.68 208 IFVI Southwest Royalties Inc. Income Fund VI Tennessee Yes (a) 1986 20,000.00 9,105.60 209 IF7A Southwest Oil & Gas Income Fund VII-A, L.P. Delaware Yes (a) 1987 15,000.00 8,038.66 210 IF7B Southwest Royalties Institutional Income Fund VII-B, L.P. Delaware Yes 1987 15,000.00 8,490.50 211 COM87 Southwest Royalties, Inc. Income/Drilling Program 1987-I, L.P. Delaware No 1987 274.50 249.03 212 IF8A Southwest Oil & Gas Income Fund VIII-A, L.P. Delaware Yes (a) 1987 13,596.00 8,043.25 213 IF8B Southwest Royalties Institutional Income Fund VIII-B, L.P. Delaware Yes (a) 1987 10,147.00 5,805.00 214 COM88 Southwest Combination Income/Drilling Program 1988, L.P. Delaware No 1988 3,509.00 2,989.00 216 IF9A Southwest Oil & Gas Income Fund IX-A, L.P. Delaware Yes 1989 10,453.00 9,327.17 217 IF9B Southwest Royalties Institutional Income Fund IX-B, L.P. Delaware Yes 1989 9,782.00 8,342.00 218 OG10A Southwest Oil & Gas Income Fund X-A, L.P. Delaware Yes 1990 10,484.00 9,650.75 219 IN10A Southwewst Royalties Institutional Income Fund X-A, L.P. Delaware Yes (a) 1990 11,316.00 9,523.00 220 OG10B Southwest Oil & Gas Income Fund X-B, L.P. Delaware Yes 1990 10,889.00 10,004.67 221 IN10B Southwest Royalties Institutional Income Fund X-B, L.P. Delaware Yes 1990 11,181.00 9,149.25 222 OG10C Southwest Oil & Gas Income Fund X-C, L.P. Delaware No 1991 6,246.00 5,700.25 223 IN10C Southwest Royalties Institutional Income Fund X-C, L.P. Delaware Yes (a) 1991 5,983.00 5,255.68 224 OG11A Southwest Oil & Gas Income Fund XI-A, L.P. Delaware No 1992 2,821.00 2,272.42 225 IN11A Southwest Royalties Institutional Income Fund XI-A, L.P. Delaware No 1992 5,418.00 4,202.50 226 DR90 Southwest Developmental Drilling Fund 1990, L.P. Delaware No 1990 173.50 165.00 227 DR91A Southwest Developmental Drilling Fund 91-A, L.P. Delaware No 1991 1,144.50 1,049.50 228 DR92A Southwest Developmental Drilling Fund 92-A, L.P. Delaware No 1992 1,407.00 1,369.00 230 DR93 Southwest Developmental Drilling Fund 1993, L.P. Delaware No 1993 2,078.00 1,872.00 231 IN11B Southwest Royalties Institutional Income Fund XI-B, L.P. Delaware No 1993 4,851.00 4,482.50 232 DR94 Southwest Developmental Drilling Fund 1994, L.P. Delaware No 1994 2,235.00 2,022.00 (a) Deregistered in June 2011, but remain subject to proxy statement rules for 90 days

Source documents: ECS utilized the following merger consideration calculation provided by the Managing General Partner: Partnership Overview – Merger Consideration 15 Estimated FV of Oil and Gas Reserves: Evaluated to interest of total Partnership $1,299,349.0 LP share of total Partnership 90.0% Evaluated to interest of Total LP Units $1,169,414.0 Investor Units as percent of Total Units 92.1% Evaluated to interest of Investor Units $1,076,471.0 Computation of Merger Consideration: Cash $2,090.0 Accounts receivable – Prepaid expenses 14,746.0 Accounts payable (49,572.0) Net working capital (deficit) ($32,736.0) Asset Retirement Obligations ($227,808.0) Estimated Salvage Value 61,840.0 Net (liability) asset ($165,968.0) Estimated FV of reserves to total Partnership $1,299,349.0 Partnership enterprise value $1,100,645.0 Cash distributions subsequent to 6/30/11 – Merger Consideration $1,100,645.0 Allocation of Merger Consideration: General Partner $110,064.0 Limited Partners 990,581.0 SWR as LP 78,729.6 Investor LP's 911,851.4 SWR as GP and LP $188,793.6 Limited Partner Per Unit $94.49

As of July 2011, the Limited Partnership has 118.7 MBoe of Total Proved Reserves and 118.7 MBoe of Total Reserves. 16 Partnership Overview – Reserve Summary & Profile Oil & Gas Composition Estimated Proved Daily Production Source: Reserve figures are the average reserve metrics for the four price cases utilized by ECS in its analysis. Reserve Summary - Southwest Oil & Gas Income Fund X-A, L.P. Reserve Profile Oil Gas Total % (MBbl) (MMcf) (MBOE) Total PDP 63.3 17.9 66.2 55.8% PDNP – – – – PUD 2.2 301.8 52.5 44.2% Total Proved 65.5 319.7 118.7 100.0% PROB – – – – POSS – – – – Total Reserves 65.5 319.7 118.7 100.0% Oil 55.1% Gas 44.9% PDP 55.8% PUD 44.2%

Reference Value Analyses Summary

18 Reference Value Analyses Summary – Methodology Summary ECS utilized multiple methodologies to determine its per unit equity reference value ranges for the Limited Partnership. Net Asset Value Analysis (utilizing four price decks and various discount rate factors by reserve category): 5-Year NYMEX Strip Flat. 2011 $83.08/Bbl & $3.65/Mcf 2012 $83.87/Bbl & $4.12/Mcf 2013 $85.27/Bbl & $4.68/Mcf 2014 $86.17/Bbl & $4.98/Mcf 2015 $87.05/Bbl & $5.22/Mcf (and held flat thereafter) 5-Year NYMEX Strip Average. $85.09/Bbl & $4.53/Mcf (held flat) 3-Year Historical NYMEX Average. $75.70/Bbl & $4.34/Mcf (held flat) 2-Year Historical NYMEX Average. $85.00/Bbl & $4.32/Mcf (held flat) Analysis of Selected Comparable Transactions. Analysis of Selected Publicly Traded Companies.

Source documents: Reference Value Analyses Summary 19 $69 $68 $52 $67 $55 $78 $91 $86 $66 $85 $93 $95 $94 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 5 Yr Strip Flat 5 Yr Strip Avg. 3-Yr. Hist. Avg. 2-Yr. Hist. Avg. Trading Companies Transactions Equity Reference Value Range Analysis Methodology [ --------- ---------------- -------------- -- Disc. Rate Analysis - ----- ----------------------- ------------- ] [ ---------- Selected Comparable ---------- ] Southwest Oil & Gas Income Fund X - A, L.P. 218 OG10A Value Range ($ Per Share) Enterprise Value Methodology Low High 5 Yr Strip Flat $69.31 - $90.97 5 Yr Strip Avg. 67.76 - 86.06 3-Yr. Hist. Avg. 51.80 - 66.32 2-Yr. Hist. Avg. 67.42 - 85.14 Trading Companies 55.05 - 92.80 Transactions 78.30 - 95.08 Short Name: OG10A Partnership #: 218 Legal Name: Merger Consideration: Total ($ in MM) $1.1 Per share $94.49 Southwest Oil & Gas Income Fund X-A, L.P.

Reference Value Analyses

Net Asset Value Analysis

Source documents: Net Asset Value Analysis 22 Based on an analysis of the Limited Partnership’s reserves using the four price scenarios, the Limited Partnership’s implied equity value ranges from $0.6 – $1.1 million (per unit equity value range of $51.80 - $90.97). Enterprise Reference Valuation Ranges ($MM) Category / Description Discount Rates 5 Yr Strip Flat 5 Yr Strip Avg. 3-Yr. Hist. Avg. 2-Yr. Hist. Avg. Total Proved Reserves PDP (12.5% - 17.5%) $1.2 - $1.0 $1.2 - $1.0 $1.0 - $0.8 $1.2 - $1.0 PDNP (17.5% - 22.5%) – - – – - – – - – – - – PUD (22.5% - 27.5%) 0.0 - 0.0 0.0 - – – - – – - – Total Proved Reserves $1.3 - $1.0 $1.2 - $1.0 $1.0 - $0.8 $1.2 - $1.0 Non-Proved Reserves PROB (30.0% - 50.0%) – - – – - – – - – – - – POSS (40.0% - 60.0%) – - – – - – – - – – - – Total Non-Proved Reserves – - – – - – – - – – - – Total Reserve Value $1.3 - $1.0 $1.2 - $1.0 $1.0 - $0.8 $1.2 - $1.0 Adjusted for: Net working capital (deficit) & Net (liability) asset ($0.2) - ($0.2) ($0.2) - ($0.2) ($0.2) - ($0.2) ($0.2) - ($0.2) Cash distributions subsequent to 6/30/11 – - – – - – – - – – - – Equity Reference Value Range $1.1 - $0.8 $1.0 - $0.8 $0.8 - $0.6 $1.0 - $0.8 Per Unit Equity Value Range $90.97 - $69.31 $86.06 - $67.76 $66.32 - $51.80 $85.14 - $67.42

Analysis of Selected Comparable Transactions

Source documents: Selected Comparable Transactions – Summary Parameters 24 Selected Texas Permian Basin, Conventional Oily Asset Transactions (6/01/2008 – 10/7/2011) ($’s in USD & millions excluding oil & gas data) Sources: Company filings, press releases, Wall Street research and Reuters consensus estimates. Transaction Value / Date Transaction Proved Production R/P Acquired Ave WI / Proved Production Acquirer Seller Announced Value (MMBoe) Oil % (Boe/d) Oil % (Years) Acres (Net) Control $/Boe $/Boe/d $/Acre 1) Encore Energy Partners N/A 8/23/2011 $14.8 1.0 77% 115 24.5 N/A $14.37 $128,696 N/A 2) Resolute Energy N/A 8/08/2011 50.0 4.6 77% 450 77% 28.0 N/A 10.87 111,111 N/A 3) Resaca Exploitation, Inc Wind River Petroleum, 8/05/2011 5.7 1.3 90% 58 61.4 73% 4.38 98,276 N/A 4) Vanguard Natural Resources N/A 6/22/2011 42.5 2.7 70% 500 15.0 50% 15.51 85,000 N/A 5) W&T Offshore Opal Resources 4/26/2011 366.3 27.0 91% 2,950 25.1 21,500 100% 13.57 124,169 17,037 6) Approach Resources J. Cleo Thompson 2/23/2011 76.0 9.0 61% 1,400 17.6 19,800 38% 8.44 54,286 3,838 7) Legacy Reserves Concho Resources 11/05/2010 103.3 5.8 1,418 47% 11.1 60% 17.95 72,849 N/A 8) Approach Resources Magnum Hunter 10/29/2010 21.5 1.9 60% 470 11.1 5,033 0% 11.32 45,745 4,272 9) Legacy Reserves N/A 9/14/2010 11.4 0.6 122 91% 13.4 N/A 19.13 93,279 N/A 10) Legacy Reserves N/A 9/14/2010 1.4 0.2 17 86% 38.7 N/A 5.83 82,353 N/A 11) Viejo Energy/Momentum Energy Caza Oil & Gas 6/01/2010 1.4 0.1 29 5.2 160 0% 25.08 47,646 8,750 12) Doral Energy Stearns Properties 5/20/2010 1.7 54 N/A 6,800 38% N/A 31,481 250 13) Linn Energy Henry Savings LP 3/28/2010 307.8 18.0 71% 2,800 17.6 N/A 17.10 109,929 N/A 14) Legacy Reserves Brigham Exploration 3/29/2010 12.6 0.6 90% 210 7.9 75% 20.91 59,952 N/A 15) Legacy Reserves N/A 1 1/28/2010 29.7 2.3 448 14.0 N/A 13.00 66,205 N/A 16) Linn Energy Merit Energy 2 12/01/2009 151.0 12.0 80% 1,700 73% 19.3 N/A 12.58 88,824 N/A 17) Vanguard Natural Resources N/A 11/30/2009 55.0 3.2 83% 780 11.2 95% 17.19 70,513 N/A 18) SandRidge Energy Forest Oil 11/30/2009 795.1 53.5 7,667 19.1 90,000 98% 14.86 103,709 8,834 19) Merit Petrohawk Energy 9/21/2009 376.0 29.5 5,000 16.2 N/A 12.75 75,200 N/A 20) Breitburn Energy N/A 7/20/2009 23.0 1.2 245 96% 13.4 N/A 19.17 93,878 N/A 21) Linn Energy Forest Oil 3 7/14/2009 117.6 12.0 86% 1,350 24.4 17,371 N/A 9.80 87,111 6,770 Min $1.4 0.1 17 160 0% $4.38 $31,481 $250 Mean 122.1 9.3 1,323 22,952 57% 14.19 82,391 7,107 Median 42.5 3.0 470 17,371 60% 13.97 85,000 6,770 Max 795.1 53.5 7,667 90,000 100% 25.08 128,696 17,037 (1) Combined value and assets of 16 Permian Basin transactions, which were closed during the calendar year of 2010. (2) Excludes value attributabed to assets other than the Permian Basin, per Linn Energy presentation. (3) Includes 2 separate acquisitions from Forest Oil 1) Vanguard Natural Resources N/A 6/22/2011 $42.5 2.7 70% 500 15.0 50% $15.51 $85,000 N/A 2) Approach Resources J. Cleo Thompson 2/23/2011 76.0 9.0 61% 1,400 17.6 19,800 38% 8.44 54,286 3,838 3) Approach Resources Magnum Hunter 10/29/2010 21.5 1.9 60% 470 11.1 5,033 0% 11.32 45,745 4,272 4) Legacy Reserves N/A 9/14/2010 1.4 0.2 17 86% 38.7 N/A 5.83 82,353 N/A 5) Viejo Energy/Momentum Energy Caza Oil & Gas 6/01/2010 1.4 0.1 29 5.2 160 0% 25.08 47,646 8,750 6) Doral Energy Stearns Properties 5/20/2010 1.7 54 N/A 6,800 38% N/A 31,481 250 7) Linn Energy Forest Oil 3 7/14/2009 117.6 12.0 86% 1,350 24.4 17,371 N/A 9.80 87,111 6,770 Min $1.4 0.1 17 160 0% $5.83 $31,481 $250 Mean 37.4 4.3 546 9,833 25% 12.66 61,946 4,776 Median 21.5 2.3 470 6,800 38% 10.56 54,286 4,272 Max 117.6 12.0 1,400 19,800 50% 25.08 87,111 8,750

ECS reviewed selected publicly available information related to announced oil and gas acquisition transactions and separately analyzed transactions which involved non-operated, non-controlled assets more similar to the partnership’s assets. ECS selected the 21 transactions by reviewing all publicly announced oil and gas acquisitions with assets located primarily in the Texas Permian Basin region with publicly available transaction values of less than $400 million and proved reserve or production metrics available as of October 7, 2011 that were not primarily focused on development of Wolfberry reserves. Wolfberry reserve development is substantially dissimilar to that of the reserves held by the partnership because Wolfberry reserves are identified in wellbores with multi-formation completions and are completed using hydraulic fracturing, while most of the partnership’s wells target a single formation and are completed without substantial hydraulic fracturing. ECS applied these selection criteria consistently and no transaction was deliberately excluded from this analysis. ECS reviewed purchase price multiples of equivalent reserves and equivalent daily production for the acquired assets in each transaction. Based on the twenty-one transactions, but giving substantially more weight to the subset of transactions involving non-operated, non-controlled assets, ECS selected the following benchmark multiples: 25 Selected Comparable Transactions – Analysis Proved Reserves ($/BOE) Daily Production ($/BOE/day) Benchmark Multiples ($/BOE & $/BOE/day) $10.00 - $12.50 $55,000 - $60,000

Source documents: Selected Comparable Transactions – Valuation 26 Based on an analysis of comparable Permian Basin conventional oily asset transactions, the Limited Partnership’s implied equity value ranges from $0.9 – $1.1 million (per unit equity value range of $78.30 - $95.08). Southwest Oil & Gas Income Fund X-A, L.P. 218 - OG10A Transaction Enterprise Reference Measure Metrics Parameters Valuation Ranges ($MM) E&P Analysis Enterprise Value / Proved Reserves ($/Boe) 118.7 Mboe $10.00 - $12.50 $1.2 - $1.5 Enterprise Value / 02H 2011 Daily Production ($/Boepd) 18.8 Boe/d 55,000.00 - 60,000.00 1.0 - 1.1 Total Enterprise Value Range ($MM) $1.1 - $1.3 Adjusted for: Net working capital (deficit) & Net (liability) asset ($0.2) - ($0.2) Cash distributions subsequent to 6/30/11 – - – Equity Reference Value Range $0.9 - $1.1 Per Unit Equity Value Range $78.3 - $95.1

Analysis of Selected Publicly Traded Companies

Source documents: Selected Publicly Traded Companies – Summary Parameters 28 Comparable Trading Analysis ($’s in USD & millions excluding oil & gas data) Sources: Company filings, press releases, Wall Street research and Reuters consensus estimates. Proved Reserves Enterprise Value / % of Total Reserves Daily Prod. Price 52-week 52-Week Market Enterprise Proved Pvd. Dev. % EV / EBITDA Proved Pvd. Dev. 2010E Company (10/7/11) High Low High Value Value MMboe MMboe Oil R/P LTM 2011E 2012E ($/boe) ($/boe) ($/boe/d) Apache Corp. $84.84 $134.13 $73.04 63.3% $32,572.5 $40,496.5 2,953.3 1,985.6 44.3% 12.3x 3.7x 3.3x 2.9x $13.71 $20.40 $61,579 Chesapeake Energy Corporation 25.35 35.95 20.97 70.5% 16,097.2 29,156.2 2,849.2 1,523.6 9.6% 16.5x 8.4x 5.8x 5.1x 10.23 19.14 61,669 Devon Energy Corporation 56.48 93.56 50.74 60.4% 23,523.9 24,657.9 2,873.8 2,042.0 40.4% 12.6x 4.3x 3.9x 3.3x 8.58 12.08 39,474 EOG Resources, Inc. 74.90 121.44 66.81 61.7% 20,120.3 23,833.1 1,949.5 743.0 27.6% 13.5x 7.6x 5.0x 4.1x 12.23 32.08 60,439 Range Resources Corporation 59.98 77.24 35.11 77.7% 9,660.3 11,158.9 740.4 363.9 19.7% 24.6x 18.5x 14.4x 10.5x 15.07 30.66 135,175 Pioneer Natural Resources Co. 68.45 106.07 58.63 64.5% 7,993.8 10,313.4 1,010.8 577.5 55.9% 22.6x 9.1x 6.4x 5.0x 10.20 17.86 84,090 Concho Resources, Inc. 75.35 110.89 63.20 68.0% 7,737.2 9,472.7 323.5 184.5 65.4% 20.8x 12.7x 7.6x 5.6x 29.29 51.34 222,148 Linn Energy, LLC 35.21 41.13 31.03 85.6% 6,231.5 9,214.6 432.8 277.1 52.5% 26.8x 34.7x 9.2x 8.0x 21.29 33.26 208,471 SandRidge Energy, Inc. 6.11 13.34 4.55 45.8% 2,519.9 5,783.9 545.9 222.7 46.2% 27.2x 22.1x 7.9x 5.9x 10.60 25.97 105,082 Whiting Petroleum Corp. 35.54 75.91 28.87 46.8% 4,171.7 5,229.0 304.9 215.2 83.4% 12.9x 4.9x 3.9x 3.2x 17.15 24.30 80,884 Cimarex Energy Co. 55.94 117.95 50.80 47.4% 4,786.7 5,123.6 314.0 243.3 33.4% 8.7x 4.3x 4.0x 3.5x 16.32 21.06 51,587 SM Energy Company 62.82 85.55 38.02 73.4% 4,003.8 4,533.0 164.1 114.5 35.0% 8.9x 7.4x 5.1x 3.5x 27.63 39.59 90,002 EXCO Resources Inc. 10.03 21.04 9.33 47.7% 2,154.1 3,680.2 249.9 136.9 2.9% 13.4x 8.5x 5.6x 4.0x 14.73 26.88 71,957 EV Energy Partners LP 70.00 77.77 35.30 90.0% 2,392.2 2,837.2 136.2 96.3 29.6% 29.3x 26.7x 12.7x 10.5x 20.83 29.45 222,480 Clayton Williams Energy Inc. 43.04 109.45 34.50 39.3% 523.5 953.8 51.1 34.5 74.1% 9.4x 5.4x 3.8x 3.2x 18.68 27.67 63,774 Petroleum Development Corporation 18.19 49.60 15.08 36.7% 429.1 736.5 143.4 50.2 23.6% 22.3x 6.6x 4.5x 3.1x 5.14 14.68 41,742 MIN 8.7x 3.7x 3.3x 2.9x $5.14 $12.08 $39,474 Mean 17.6x 11.6x 6.4x 5.1x 15.73 26.65 100,035 Median 15.0x 8.0x 5.4x 4.0x 14.90 26.43 76,421 MAX 29.3x 34.7x 14.4x 10.5x 29.29 51.34 222,480

ECS reviewed enterprise value multiples of historical EBITDA, proved reserves and production for selected publicly traded companies with operating and financial characteristics similar to the partnership. The selected companies were selected because they were deemed to be similar to the partnership in one or more respects, which included nature of business, size, diversification, financial performance and geographic concentration. ECS obtained the enterprise value of each company by adding the sum of its long-term and short-term debt to the sum of the market value of its common equity as of October 7, 2011, the market value of its preferred stock (or, if not publicly traded, liquidation or book value) and the book value of its minority interest in other companies and subtracting cash; ECS then compared such information to the corresponding information for the partnership at the implied transaction value. No specific numeric or other similar criteria were used to select the selected companies and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. Based on our professional judgment, ECS selected benchmark multiple ranges selected by ECS based on a review of the selected comparable company multiples, discounted by 50% to 75% for the illiquidity of the partnership: 29 Selected Publicly Traded Companies – Analysis Enterprise Value / LTM EBITDA Enterprise Value / Proved Reserves ($/BOE) Enterprise Value / Daily Production ($/BOE/day) Benchmark Multiples 4.0x – 6.0x $7.00 - $11.00 $40,000 - $60,000

Source documents: 30 Based on an analysis of selected publicly traded companies active in the Permian Basin, the Limited Partnership’s implied equity value ranges from $0.6 – $1.1 million (per unit equity value range of $55.05 - $92.80). Selected Publicly Traded Companies – Valuation Southwest Oil & Gas Income Fund X-A, L.P. 218 - OG10A Comparable Trading Enterprise Reference Measure Metrics Parameters Valuation Ranges ($MM) E&P Analysis Enterprise Value / LTM EBITDA $0.2 LTM EBITDA 4.0x - 6.0x $0.9 - $1.4 Enterprise Value / Proved Reserves ($/Boe) 118.7 Mboe $7.00 - $11.00 0.8 - 1.3 Enterprise Value / 02H 2011 Daily Production ($/Boepd) 18.8 Boe/d $40,000.00 - $60,000.00 0.8 - 1.1 Total Enterprise Value Range ($MM) $0.8 - $1.3 Adjusted for: Net working capital (deficit) & Net (liability) asset ($0.2) - ($0.2) Cash distributions subsequent to 6/30/11 – - – Equity Reference Value Range $0.6 - $1.1 Per Unit Equity Value Range $55.0 - $92.8